                                                     EXHIBIT 5(a) AND 23(a)
                      WARNER NORCROSS & JUDD LLP
                           Attorneys At Law
                        900 Old Kent Building
                        111 Lyon Street, N.W.
                  Grand Rapids, Michigan 49503-2487
                       Telephone: (616) 752-2000
                          Fax: (616) 752-2500


                             November 21, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Dakota Telecommunications Group, Inc.
          Registration Statement on Form S-8
          Dakota Telecommunications Group, Inc.
          1997 STOCK INCENTIVE PLAN

Dear Sir or Madam:

          We represent Dakota Telecommunications Group, Inc., a Delaware corporation (the "Company"), with respect to the above-captioned
Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 175,000 shares of Common Stock.

          As counsel for the Company, we are familiar with its Certificate of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, and except as stated herein, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock which are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.

Securities and Exchange Commission
November 21, 1997
Page 2
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          We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the 1997 Stock Incentive Plan.

                                   Very truly yours,

                                   WARNER NORCROSS & JUDD LLP


                                   By: /S/JEFFREY A. OTT
                                       Jeffrey A. Ott
                                       A Partner